SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549


                            FORM 8-K/A


                   AMENDMENT TO CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                         Amendment No. #1


          Amendment to Current Report on Form 8-K dated
           February 28, 1997, and filed March 27, 1997.




                 CARPENTER TECHNOLOGY CORPORATION
       ----------------------------------------------------
      (Exact name of Registrant as specified in its Charter)




         Delaware             1-5828            23-0458500
-------------------------   -----------     ------------------
(State or other juris-      (Commission     (I.R.S. Employer
diction of incorporation)   File Number)    Identification No.)




101 West Bern Street, Reading, Pennsylvania      19612-4662
-------------------------------------------      ----------
 (Address of principal executive offices)        (Zip Code)




Registrant's telephone number, including area code: (610)208-2000

The undersigned registrant hereby amends the following item of its Current Report on Form 8-K dated February 28, 1997, and filed
March 27, 1997, as set forth in the pages attached hereto:

Item 7.   Financial Statements and Exhibits

     (a)  Financial Statements of Dynamet Incorporated

          (1)  Report of Independent Accountants

          (2)  Balance Sheet as of December 31, 1996

          (3)  Statement of Income and Retained Earnings -
               Year Ended December 31, 1996

          (4)  Statement of Cash Flows -
               Year Ended December 31, 1996

          (5)  Notes to Financial Statements

     (b) Pro Forma Financial Information (unaudited) to reflect the registrant's acquisition of Dynamet Incorporated.

          (1) Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1996

          (2)  Pro Forma Condensed Consolidated Statements of
               Income for the Year Ended June 30, 1996 and the
               Six Months Ended December 31, 1996

     (c)  Exhibits
          --------

          Number         Exhibit
          ------         -------

            23           Consent of Independent Accountants

                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           CARPENTER TECHNOLOGY CORPORATION


                           By s/G. Walton Cottrell
                              -----------------------------
                              G. Walton Cottrell
                              Sr. Vice President - Finance &
                               Chief Financial Officer

Date:  May 13, 1997

Dynamet Incorporated
Financial Statements
December 31, 1996

Dynamet Incorporated
Financial Statements
December 31, 1996
Table of Contents
_________________________________________________________________


                                                            Page

Report of Independent Accountants                            1

Financial Statements:

  Balance Sheet                                              2

  Statement of Income and Retained Earnings                  3

  Statement of Cash Flows                                    4

  Notes to Financial Statements                              5

                Report of Independent Accountants


To the Shareholders and the
Board of Directors of
Dynamet Incorporated

In our opinion, the accompanying balance sheet and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Dynamet Incorporated ("Dynamet") at December 31, 1996, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of Dynamet's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As described in Note 1, on February 28, 1997, the shareholders of Dynamet sold all their shares of common stock to Carpenter
Technology Corporation. In connection with and prior to the transaction, Dynamet made substantial distributions to its shareholders during 1997.





s/Price Waterhouse LLP
Price Waterhouse LLP
Pittsburgh, Pennsylvania
March 3, 1997

Dynamet Incorporated
Balance Sheet
December 31, 1996
_________________________________________________________________

(in thousands of dollars)

                                                         1996

Assets

Current assets:
  Cash and cash equivalents                            $ 4,338
  Receivables (Note 9)                                  16,885
  Inventories (Note 4)                                  13,798
  Assets held for sale, net of liabilities (Note 1)      3,541
  Assets held for distribution (Note 1)                  4,424
  Other current assets                                   1,126
                                                       -------
    Total current assets                                44,112
Properties, net (Note 5)                                16,192
Other noncurrent assets (Note 6)                           234
                                                       -------
                                                       $60,538
                                                       =======
Liabilities and Shareholders' Equity

Current liabilities:
  Current portion of long-term debt (Note 8)           $ 1,041
  Short-term borrowings (Note 7)                         4,000
  Accounts payable                                       6,875
  Accrued employee benefits (Note 10)                    2,045
  Other current liabilities                                845
                                                       -------
    Total current liabilities                           14,806
Other noncurrent liabilities (Note 10)                     600
Contingent liabilities (Note 13)
                                                       -------
                                                        15,406
                                                       -------
Shareholders' equity (Note 1):
  Common stock, $5 par value; 10,000,000 shares
   authorized; 305,616 shares issued and
   outstanding                                           1,528
  Capital in excess of par value                         4,456
  Retained earnings                                     39,148
                                                       -------
                                                        45,132
                                                       -------
                                                       $60,538
                                                       =======



The accompanying notes are an integral part of these financial statements.

Dynamet Incorporated
Statement of Income and Retained Earnings
Year Ended December 31, 1996
_________________________________________________________________

(in thousands of dollars)

                                                         1996

Net sales                                              $100,416
                                                       --------
Costs and expenses:
  Cost of sales                                          61,883
  Selling, administrative and general expenses            8,826
  Depreciation                                            2,712
                                                       --------
                                                         73,421
                                                       --------
Income from continuing operations
  before income taxes                                    26,995
Provision for income taxes (Note 3)                         143
                                                       --------
Income from continuing operations                        26,852
                                                       --------
Discontinued operations (Note 1):
  Loss from discontinued operations                      (2,195)
  Loss on disposal of discontinued operations            (2,028)
                                                       --------

Net income                                               22,629
Retained earnings, beginning of year                     29,975
Distributions to shareholders (Note 1)                  (13,456)
                                                       --------
Retained earnings, end of year                         $ 39,148
                                                       ========
















The accompanying notes are an integral part of these financial statements.

Dynamet Incorporated
Statement of Cash Flows
Year Ended December 31, 1996
_________________________________________________________________

(in thousands of dollars)

                                                         1996

Cash flows from operating activities:
  Net income                                           $ 22,629
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Loss on disposal of discontinued operations           2,028
    Depreciation                                          2,712
    Net change in working capital (Note 14)              (5,194)
    Assets held for sale - net change in
     working capital and noncash charges                  1,450
    Assets held for distribution - net                       47
    Other, net                                              (35)
                                                       --------
     Net cash provided by operating activities           23,637
                                                       --------
Cash flows from investing activities:
  Additions to properties                                (2,800)
  Proceeds from disposition of properties                    29
  Purchases of properties and advances to affiliate,
   later held for sale                                     (808)
  Purchases of properties later held for distribution    (3,571)
                                                       --------
     Net cash used in investing activities               (7,150)
                                                       --------
Cash flows from financing activities:
  Repayments of line of credit                           (3,000)
  Borrowing under term loan                               4,000
  Repayments of long-term debt                             (418)
  Cash distributions to shareholders                    (13,010)
                                                       --------
     Net cash used in financing activities              (12,428)
                                                       --------
Net increase in cash and cash equivalents                 4,059
Cash and cash equivalents at beginning of period            279
                                                       --------
Cash and cash equivalents at end of period             $  4,338
                                                       ========








The accompanying notes are an integral part of these financial statements.

Dynamet Incorporated
December 31, 1996
Notes to Financial Statement
------------------------------------------------------------------------------

1.   Transactions With Carpenter and Discontinued Operations
     On February 28, 1997, the shareholders (Shareholders) of
     Dynamet Incorporated (Dynamet) sold all their shares of common stock to Carpenter Technology Corporation (Carpenter), pursuant to an Agreement and Plan of Merger (the Agreement) dated January 6, 1997. Accordingly, Dynamet then became a wholly owned subsidiary of Carpenter. Concurrently, a Shareholder, the President of Dynamet, purchased the assets of Dynamet's Forged Products Division (FPD) and Dynamet's investment in all of the outstanding preferred stock of an affiliate, Stelkast Incorporated (Stelkast). As a result,
     FPD has been reported as discontinued operations in the accompanying financial statements. Stelkast is engaged in operations related to those of FPD and Dynamet's investment has been considered part of the same segment for discontinued operations reporting. The price for the purchase of the assets of FPD (principally receivables, inventories and properties) and the Stelkast preferred stock was $2,600,000 plus the buyer's assumption of liabilities (principally accounts payable and accrued expenses) and a note for $941,000, the amount of debt associated with the FPD facility as of February 28, 1997.

     These assets and the associated liabilities have been classified on the balance sheet, in their aggregate net realizable amount as of December 31, 1996, as "Assets Held for Sale, Net of Liabilities." A provision of $495,900 for 1997 operating losses through February is recorded in other current liabilities. The difference between the historical cost of the net assets/liabilities and the proceeds from the sale and the provision for 1997 operating losses has been recorded in the income statement as a "Loss on Disposal of Discontinued Operations." In 1996, FPD had sales of approximately $5,400,000.

     Under the terms of the Agreement, Dynamet is permitted to distribute to the Shareholders the S Corporation "Accumulated Adjustment Account"
     (AAA). The AAA is estimated to be $15,450,000 as of December 31, 1996, all of which was distributed prior to February 28, 1997. As part of these distributions, Dynamet distributed certain noncash items to or on behalf of the Shareholders. The aggregate historical cost of these assets as of December 31, 1996, has been classified on the balance sheet as "Assets Held for Distribution." These assets consist principally of a corporate aircraft, certain of the collateral assignment agreements on Shareholder life insurance policies, and other investments. The life insurance agreements have been written down by $446,000 to cash surrender value as the policies were distributed to related-party trusts or canceled with Dynamet realizing the cash surrender value in 1997. The write-down was treated as distributions to Shareholders in 1996. Additions to the AAA in 1997 through February 28 (primarily from income between January 1, 1997 and February 28, 1997) will be distributed after February 28, 1997.

Dynamet Incorporated
December 31, 1996
Notes to Financial Statement
------------------------------------------------------------------------------

2.   Nature of the Business
     Dynamet's continuing operations consist primarily of metal processing of mill products and powder products for aerospace, medical and industrial applications. Sales of mill products approximated 94 percent and sales of powdered products approximated 6 percent of total sales for the year ended December 31, 1996. Because of the overall significance of mill products, Dynamet is considered to operate in one dominant segment.

3.   Summary of Significant Accounting Policies

     Cash and Cash Equivalents
     Cash and cash equivalents consist of demand deposit accounts and other cash equivalents with original maturities of 3 months or less.

     Inventories
     Inventories are stated at the lower of cost or market. Cost is determined by the last-in, first-out (LIFO) method of inventory valuation.

     Assets Held for Sale
     Assets held for sale consist of assets, net of liabilities, acquired or assumed by Dynamet's President in 1997. They are valued at the agreed upon purchase price and have been accounted for as discontinued operations.

     Assets Held for Distribution
     Assets held for distribution consist of assets distributed in 1997 to or on behalf of the Shareholders as part of S Corporation cash distributions.

     Properties
     Properties are recorded at cost. Maintenance and repair costs are expensed as incurred; renewals and betterments that extend the physical or economic life of an asset are capitalized.

     Depreciation is determined on a straight-line basis over the estimated useful lives of the properties for financial reporting purposes and on accelerated methods for tax purposes. Depreciation for the rod and bar mill is adjusted based on the level of production.

Dynamet Incorporated
December 31, 1996
Notes to Financial Statement
------------------------------------------------------------------------------

     Income Taxes
     Dynamet is an S Corporation, and income or loss is not taxed at the corporate level; instead, it is passed through directly to the Shareholders. The provision for income taxes represents taxes currently payable to states in which S Corporation status was not elected, less a reversal of federal taxes accrued in years prior to electing
     S Corporation status. As of December 31, 1996 the aggregate net amounts reported for Dynamet's assets and liabilities and their aggregate net tax bases are approximately the same.

     Use of Estimates
     Generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at year end and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

4.   Inventories
     Dynamet generally produces inventory to customer specifications. If LIFO inventories to be used in continuing operations had been valued at their replacement cost, they would have been higher by $8,160,000 and $2,353,000 at December 31, 1996 and 1995, respectively. At
     December 31, 1996, inventories consisted of the following:

     (in thousands of dollars)

          Raw material                       $  3,190
          Work-in-process                       9,064
          Finished goods                        1,544
                                             --------
                                             $ 13,798
                                             ========
5.   Properties
                                             December 31,
     (in thousands of dollars)                   1996

          Land and improvements              $  1,461
          Buildings and improvements            9,555
          Equipment and fixtures               33,839
          Construction work-in-progress         1,204
                                             --------
                                               46,059
            Less - Accumulated depreciation   (29,867)
            ----                             --------
                                             $ 16,192
                                             ========

Dynamet Incorporated
December 31, 1996
Notes to Financial Statement
------------------------------------------------------------------------------

6.  Other Noncurrent Assets

                                             December 31,
     (in thousands of dollars)                   1996

          Management life insurance          $     215
          Other                                     19
                                             ---------
                                             $     234
                                             =========

     Management life insurance includes premiums advanced on behalf of certain employees for life insurance policies.
     Dynamet has a secured interest in the policies up to the full amount of premiums advanced.

7.   Lines of Credit
     Dynamet had unsecured demand lines of credit with two banks. At December 31, 1996, there were no borrowings under these lines. In 1997, prior to the Shareholders selling their stock to Carpenter, Dynamet temporarily borrowed under these lines of credit, primarily for distributions to Shareholders. Subsequent to the sale of common stock, the borrowings were repaid by Carpenter and the lines of credit were terminated.

     In 1996, Dynamet entered into a $4,000,000 term loan with a bank. In early February 1997, the term loan was repaid by Dynamet.

     Current Portion of Long-Term Debt

                                             December 31,
     (in thousands of dollars)                   1996

     Industrial Revenue Bonds                $    202
     Pennsylvania Industrial
       Development Authority loans                552
     Other                                        287
                                             --------
                                             $  1,041
                                             ========

     The industrial revenue bonds are variable rate demand bonds and require payments based on a varying percentage of the prime rate. The percentage of prime is determined based on the market for the bonds. During the year ended
     December 31, 1996, the interest rate averaged 3.6 percent.

Dynamet Incorporated
December 31, 1996
Notes to Financial Statement
------------------------------------------------------------------------------

     The Pennsylvania Industrial Development Authority and other loans were repaid by Dynamet subsequent to the Shareholders selling their stock to Carpenter.

     As part of the Agreement, prior to closing, Dynamet received a note from Dynamet's President for the amount of the debt associated with the FPD facility as of February 28, 1997.

 9.  Major Customers
     During the year ended December 31, 1996, Dynamet had sales to two customers that, in the aggregate, approximated
     29 percent of net sales. Additionally, at December 31, 1996, Dynamet had outstanding receivables with two customers in the aerospace industry that, in the aggregate, approximated 26 percent of total accounts receivable.

10.  Employee Retirement Plans
     Dynamet has defined contribution retirement plans covering certain nonbargaining unit employees. The amount of the contributions to the plans is at Dynamet's discretion.

     Dynamet is also a participant in a multiemployer pension plan on behalf of union employees. Total expense for the plans was $873,400 for the year ended December 31, 1996.

     Dynamet maintains supplemental executive retirement arrangements for certain key employees. Dynamet has accrued the estimated liability for these arrangements; the related expense was $308,955 in 1996.

11.  Contributions
     Dynamet made contributions to a private foundation, certain trustees of which were Shareholders. Contributions have been made at the discretion of the Shareholders and amounted to $500,000 in 1996. Subsequent to the sale of the Shareholders' stock to Carpenter, this foundation will no longer be affiliated with Dynamet and Dynamet will not make future contributions to this foundation.

12.  Related-Party Transactions
     Dynamet owned, and sold to the President (Note 1), all of the preferred stock of Stelkast. Two trusts of which Shareholders are trustees own all of Stelkast's common stock.

     FPD sales of titanium products to Stelkast totaled $564,000 in 1996. At December 31, 1996, FPD receivables from Stelkast were $520,000. During 1996, Dynamet increased its investment in Stelkast through the funding of salary, benefits and other operational expenses totaling $708,000. The receivables from Stelkast and the 1996 increase in the investment in Stelkast have been fully reserved for as a component of the loss from discontinued operations.

Dynamet Incorporated
December 31, 1996
Notes to Financial Statement
------------------------------------------------------------------------------

13.  Contingent Liabilities
     During 1996, Dynamet acquired titanium from a material supplier (the Supplier), which the Supplier had produced from titanium scrap contaminated with tungsten, potentially rendering it out of specification and unfit for use in aerospace applications.

     Dynamet processed some of the material and shipped some to Dynamet customers. When the problem was discovered, some of the material was in Dynamet's inventory, some was being processed at Dynamet's customers and some was shipped by Dynamet's customers to their customers. Accordingly, the Supplier, Dynamet and its customers are in the process of determining which portion of the material is suitable for use. One major aerospace user has indicated that the material at one major customer is acceptable.

     Dynamet and its customers are incurring expense in identifying and evaluating the material. In addition, any material not suitable for use has costs associated with the material and the processing of the material. The aggregate amount of these costs has not been determined at this time. However, Dynamet does not believe these costs will have a material impact on Dynamet's financial statements.

     Dynamet management believes that the Supplier is liable to Dynamet and to Dynamet's customers for the damages suffered by reason of the Supplier shipping impure titanium. In verbal and written communications between Dynamet and the Supplier, the Supplier's senior management acknowledges its liability for the costs associated with the material that is ultimately determined not to be useable for its intended purposes. The Supplier is cooperating with Dynamet and Dynamet's customers to evaluate the material and to arrange for its recall, if necessary.

     Since considerable work remains to be done to determine the portion of the material that is not fit for use and to quantify the damages to Dynamet and its customers, no liabilities to customers or claims against the Supplier have been recorded in the financial statements. Dynamet recorded 1996 sales of $2.4 million of this material and has $1.3 million (at purchased cost) remaining in inventory.

Dynamet Incorporated
December 31, 1996
Notes to Financial Statement
------------------------------------------------------------------------------

14.  Supplemental Disclosures of Cash Flow Information

                                             December 31,
     (in thousands of dollars)                   1996

     Net cash flow from changes in
      working capital:
       Increase in receivables               $ (5,312)
       Increase in inventories                 (2,758)
       Increase in accounts payable             5,022
       Other, net                              (2,146)
                                             --------
          Net cash used for changes in
           working capital other than
           cash and cash equivalents         $ (5,194)
                                             ========

     Supplemental disclosure of
      cash flow information -
       Cash paid during the year for:
         Interest and debt expense           $    288
                                             ========
         Income taxes                        $    663
                                             ========

     UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION


The following unaudited pro forma condensed consolidated financial information reflects the acquisition on February 28, 1997, by Carpenter Technology Corporation (the "Company" or "Carpenter") of the outstanding common stock of Dynamet Incorporated ("Dynamet") for an aggregate purchase price approximating $151 million, including costs.

The unaudited Pro Forma Condensed Consolidated Balance Sheet reflects the acquisition as if it had occurred on December 31, 1996. The unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended June 30, 1996 and the six months ended December 31, 1996 reflect the acquisition as if it had occurred at the beginning of the year ended June 30, 1996. The pro forma information is based on the historical financial statements of the Company and Dynamet after giving effect to the acquisition using the purchase method of accounting and assumptions and adjustments deemed appropriate by the Company, certain of which are described in the accompanying notes to the pro forma financial statements. The Pro Forma Condensed Consolidated Statements of Income do not include the results of operations of Dynamet's Forge Products Division and investment in Stelkast Incorporated which were accounted for as discontinued operations in Dynamet's historical financial data. (see Note d to the pro forma condensed consolidated financial information).

The unaudited pro forma condensed consolidated information does not purport to be indicative of the Company's financial position or results of operations had the acquisition actually occurred on the dates presented nor is it necessarily indicative of the Company's future financial position or future operating results. The unaudited pro forma consolidated financial information should be read in conjunction with the separate audited historical consolidated financial statements of the Company and the notes thereto set forth in the Company's 1996 Annual Report on Form 10-K, and the historical consolidated financial statements of Dynamet and the notes thereto set forth in Item 7(a) of this Form 8-K/A.

                 Carpenter Technology Corporation
     Unaudited Pro Forma Condensed Consolidated Balance Sheet
                         December 31, 1996
                          (in thousands)
                                                        Pro Forma
                                  Carpenter  Dynamet   Adjustments  Pro Forma
                                  ---------------------------------------------
ASSETS
Current assets:
 Cash and cash equivalents        $ 12,137   $  4,338   $ (3,542)e $   12,933
 Accounts receivable, net          108,433     16,885                 125,318
 Inventories                       184,693     13,798     19,432 c    217,923
 Deferred income taxes               1,250                (1,250)c          -
 Net assets held for sale                       3,541     (3,541)d          -
 Assets held for
  distribution                                  4,424     (4,424)e          -
 Other current assets               14,305      1,126       (381)a     16,420
                                                           1,100 b
                                                             270 d
                                  ---------------------------------------------
Total current assets               320,818     44,112      7,664      372,594
Property, plant and
 equipment, net                    452,857     16,192     21,744 c    490,793
Prepaid pension cost                96,890                             96,890
Goodwill, net                       18,257                81,040 c     99,297
Other assets                        59,576        234      9,200 b     96,681
                                                          27,000 c
                                                             671 d
                                  ---------------------------------------------
Total assets                      $948,398   $ 60,538   $147,319   $1,156,255
                                  =============================================
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Short-term debt                  $ 68,459   $  4,000   $  3,800 b $   81,674
                                                          (2,600)d
                                                           8,015 e
 Accounts payable                   56,787      6,875        319 a     63,981
 Other current liabilities          59,980      2,890      1,626 b     64,896
                                                             400 c
 Deferred income taxes                   -                 6,363 c      6,363
 Current portion of
  long-term debt                     3,300      1,041                   4,341
                                  ---------------------------------------------
Total current liabilities          188,526     14,806     17,923      221,255
Long-term debt, net
 of current portion                187,905                50,750 a    238,655
Accrued postretirement benefits    138,185                            138,185
Deferred income taxes               88,388                19,387 c    107,775
Other liabilities and
 deferred income                    24,266        600      4,874 b     29,740
Total shareholders' equity         321,128     45,132     99,517 a    420,645
                                                         (15,981)e
                                                         (29,151)f
                                  ---------------------------------------------
Total liabilities and
 shareholders' equity             $948,398   $ 60,538   $147,319   $1,156,255
                                  =============================================
               See accompanying notes to unaudited pro forma condensed consolidated financial information.

                 Carpenter Technology Corporation
  Unaudited Pro Forma Condensed Consolidated Statement of Income
                 for the year ended June 30, 1996
               (in thousands, except per share data)


                                                        Pro Forma
                                  Carpenter  Dynamet   Adjustments  Pro Forma
                                  ---------------------------------------------
Net Sales                         $865,324   $ 79,810   $      -    $945,134
                                  ---------------------------------------------
Costs and expenses:
 Cost of sales                     636,783     50,390       (320)g   686,853
 Selling and administrative
  expenses                         112,893      9,648      3,723 g   128,104
                                                           1,840 h
 Interest expense                   18,935        107      3,859 i    22,901
 Equity in loss of joint
  venture                            7,025                             7,025
 Other income, net                  (5,482)      (248)                (5,730)
                                  ---------------------------------------------
  Total costs and expenses         770,154     59,897      9,102     839,153
                                  ---------------------------------------------
Income from continuing
 operations before
 income taxes                       95,170     19,913     (9,102)    105,981

Income taxes                       (35,022)      (536)    (4,869)j   (40,427)
                                  ---------------------------------------------
Income from continuing
 operations                       $ 60,148   $ 19,377   $(13,971)   $ 65,554
                                  =============================================
Primary earnings per
 common share from
 continuing operations            $   3.51                          $   3.29
                                  =============================================
Fully-diluted earnings
 per common share from
 continuing operations            $   3.38                          $   3.19
                                  =============================================
Average common shares
 outstanding                        16,677                 2,772 k    19,449
                                  =============================================













           See accompanying notes to unaudited pro forma condensed consolidated financial information.

                 Carpenter Technology Corporation
  Unaudited Pro Forma Condensed Consolidated Statement of Income
            for the six months ended December 31, 1996
               (in thousands, except per share data)


                                                        Pro Forma
                                  Carpenter  Dynamet   Adjustments  Pro Forma
                                  ---------------------------------------------
Net Sales                         $403,416   $ 53,274   $      -    $456,690
                                  ---------------------------------------------
Costs and expenses:
 Cost of sales                     300,387     33,787       (185)g   333,989
 Selling and administrative
  expenses                          59,178      5,632      1,784 g    67,514
                                                             920 h
 Interest expense                    8,902        145      1,929 i    10,976
 Equity in loss of joint
  venture                              716                               716
 Other income, net                  (1,085)      (171)                (1,256)
                                  ---------------------------------------------
  Total costs and expenses         368,098     39,393      4,448     411,939
                                  ---------------------------------------------
Income from continuing
 operations before
 income taxes                       35,318     13,881     (4,448)     44,751

Income taxes                       (13,596)       142     (4,455)j   (17,909)
                                  ---------------------------------------------
Income from continuing
 operations                       $ 21,722   $ 14,023   $ (8,903)   $ 26,842
                                  =============================================
Primary earnings per
 common share from
 continuing operations            $   1.25                          $   1.34
                                  =============================================
Fully-diluted earnings
 per common share from
 continuing operations            $   1.20                          $   1.29
                                  =============================================
Average common shares
 outstanding                        16,719               2,772 k      19,491
                                  =============================================












           See accompanying notes to unaudited pro forma condensed consolidated financial information.

                Carpenter Technology Corporation
                   Notes to Unaudited Pro Forma
           Condensed Consolidated Financial Information

Balance Sheet Adjustments:
-------------------------
a. Adjustments to reflect the consideration given for the purchase of Dynamet, consisting of $50.8 million in cash which was borrowed through available credit facilities, the issuance of Carpenter common treasury shares with a fair value of $99.5 million, and $.7 million of acquisition costs. The borrowings, in the form of short-term debt, were classified as long-term debt because the Company has the ability and intent to refinance these borrowings on a long-term basis in the future.

b. Adjustments to reflect the effects of consulting and non-competition agreements with certain former shareholder-officers of Dynamet.

c. Adjustments to reflect the estimated fair value of Dynamet's net assets, including related deferred income taxes. The purchase price allocation is based upon preliminary appraisal values and management estimates and is subject to reclassifications and adjustments in the future.

d. Adjustment to record the sale of the Forge Products Division of Dynamet and a related investment in Stelkast Incorporated immediately after the acquisition in accordance with provisions of the acquisition agreement.

e. Adjustment to record distributions to the former shareholders of Dynamet of retained earnings existing as of December 31, 1996, as provided for in the acquisition agreement.

f.   Adjustment to eliminate the shareholders' equity of Dynamet.

Statements of Income Adjustments:
--------------------------------
g. Adjustments to provisions for depreciation and amortization for estimated fair value adjustments related to property, plant and equipment depreciated over lives ranging from 3 to 30 years on a straight-line basis, and goodwill and other intangible assets (trademarks and tradenames) amortized over 30 years on a straight-line basis.

h. Additional expenses related to a 5-year non-competition agreement with a former shareholder of Dynamet.

                 Carpenter Technology Corporation
                   Notes to Unaudited Pro Forma
           Condensed Consolidated Financial Information

Statements of Income Adjustments, continued:
--------------------------------
i. Additional interest expense on borrowings resulting from the purchase of Dynamet. Interest was assumed at an average rate of 7.5%, the approximate current borrowing rate of the Company.

j. Adjustment to record income taxes at a rate of 40% of Dynamet's historical pre-tax income and the pro forma adjustments other than amortization of goodwill. Dynamet's historical income taxes reflected only one state's income taxes since it was a Subchapter S corporation for federal and certain state income tax purposes prior to acquisition.

k. Adjustment to reflect the issuance of 2,772,059 shares of Company common treasury stock as part of the purchase price of Dynamet.

l. Cost savings benefits from synergies derived from the acquisition, which may be significant, are not reflected in the Pro Forma Condensed Consolidated Statements of Income.